Exhibit 10.13


                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement") is entered into as of __________, 2003, between WARP TECHNOLOGY HOLDINGS, INC., a Nevada Corporation (the "Company"), and STEVEN ANTEBI, an individual ("Consultant"), with reference to the following facts:

     A.   The Company is engaged in the computer network appliance business.

     B. Consultant has substantive experience, relationships and contacts in the computer Internet, and extranet networking fields;

     C. The Company desires to retain Consultant in a consulting capacity commencing on the date hereof, and Consultant desires to perform such services, all upon the terms, covenants and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

1.       Consulting Services.
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               1.1 Services. The consulting services to be performed by
          Consultant for and on behalf of the Company hereunder shall consist of advising and counseling the Company with respect to: acquisitions in its industry, growth and business plans, strategic planning, investor relations, and consultations regarding private placements, and shall make himself available for discussions with prospective investors and others in private placements and any other area that is mutually agreed upon by Consultant and the Company. Consultant shall provide counsel as to traditional bank financings, equities in any and all capital markets and non-traditional borrowings, investment banking and investor relations firms. Consultant will not be deemed in conflict with this Agreement by acting as a Consultant, Advisor, Board Member or investor in other companies in similar industries, including any such companies that may enter into business relationships, strategic transactions, joint ventures or other transactions with the Company.

         1.2      Time and Effort.
                  ---------------

               Consultant shall devote such time and effort to perform the consulting services provided for herein as shall be agreed upon by Consultant and the Company from time to time. Subject to the foregoing, Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion. Consultant shall render services at the Company's offices or such other places as he deems appropriate for the performance his engagement hereunder.

               1.3 Term. The term of this Agreement shall commence on the date hereof and shall continue for one year or until terminated by either party for any or no reason upon 30 day written notice to other.

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     2. Compensation. As a signing bonus in consideration of entering into this agreement, Consultant shall be granted on a fully vested basis, 5 million shares of the Company's Common Stock, valued at $0.08 per share, which are deemed fully earned on the date hereof. The Company agrees to include the 5 million shares of Common Stock in its registration statements filed with the Securities and Exchange Commission (other than under Form S-4) under the Securities Act of 1933 and to seek effectiveness of such registration statements as soon as practicable and to maintain the effectiveness of such registration statements for so long as necessary until Consultant can sell all the shares within a 90 day period under Rule 144. Consultant may direct the Company to issue all or any such shares to his nominee or nominees, from time to time, and may assign his rights to all or any of such shares to any assignee or assignees and may transfer the shares to any transferee or transferees, provided such nominees, assignees or transferees are accredited investors, as that term is used in Regulation D under the Securities Act of 1933. Any such nominees, assignees or transferees shall acquire the same registration rights as to the shares as are herein granted to Consultant.

     3. Business Expenses. Consultant shall be reimbursed for all reasonable and necessary expenses incurred by Consultant in the performance of duties hereunder; provided, that all individual expenditures over $500 shall be reimbursed only if the expenditure was pre-approved by the Company's CEO.

     4. Confidentiality. Consultant shall regard and preserve as confidential all trade secrets and other confidential information pertaining to the Company's business that has been or may be obtained by Consultant by reason of his engagement. Consultant shall not, without written authority from the Company, use for his own benefit or purposes, or disclose to others, either during the period of his engagement or thereafter, except as required in the line of his engagement by the Company, any trade secrets or other confidential information connected with the business of the Company; and Consultant shall not take or retain or copy any of the Company's confidential information and trade secrets. This provision shall not apply with respect to Company information which has been voluntarily disclosed by the Company to the public or otherwise enters the public domain through lawful means. Consultant further agrees that all know how, documents, reports, plans, proposals and marketing plans and materials made by him or that come into his possession by reason of his engagement by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interest. Consultant shall not deliver, reproduce or in anyway allow such documents or things to be deliberately used by any third party without specific direction or consent by a duly authorized representative of the Company. The Company and Consultant hereby acknowledge and agree that any breach of this provision will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled by reason of such a breach, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction (including, but not limited to, an injunction restraining any violation of this provision without proof of actual damage).

     5. Independent Contractor. The relationship of Consultant to the Company shall be that of an independent contractor. The Consultant shall not be deemed to be an employee of the Company for any purpose, and neither Consultant nor the Company shall represent or warrant the existence of such an employment agreement to any third party. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. The Company shall have no responsibility or liability on account of acts or omissions of

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Consultant, other than those made within the scope of Consultant's authority as described in this Agreement. Consultant shall not have the authority to bind the Company and shall not hold himself out as having such authority to any third party. Consultant agrees to indemnify the Company against all liability and expense which it may sustain or incur in connection with the failure to withhold federal or state income taxes from the compensation paid to Consultant and in connection with the failure to pay any other taxes (e.g., social security and employment taxes) which may become due because Consultant is working for the Company. Consultant represents and agrees that he will obtain any and all business licenses and permits necessary to perform the consulting services provided for hereunder. Consultant shall be solely responsible and liable for the withholding, paying, and/or discharging, as required by law or by his contractual arrangements or otherwise, of all taxes, costs or charges of any nature.

     6. Investment Covenant. Consultant represents and agrees that Consultant is accepting the securities under this Agreement for Consultant's own account and not with a view to or for sale in connection with any distribution thereof. Consultant understands that the securities will not be freely transferable (except as provided in paragraph 2 above) unless registered with the Securities and Exchange Commission and represents that he either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons or, by reason of his business or financial experience, has the capacity to protect his own interest in connection with receiving the securities as compensation hereunder. Consultant further represents that he was not solicited by publication of any advertisement in connection with the receipt of the securities.

     7. Indemnification. Each party shall defend, indemnify and hold harmless the other, its officers, directors, agents, representatives, and employees, from any cost, expense, loss or damage, including attorney's fees, arising out of or connected with any claim by a third party which is inconsistent with any of the representations made by either party to the other in this Agreement or in the good faith performance by either party of its responsibilities, duties and obligations in this Agreement.

     8. Miscellaneous.

          8.1 Representations. Consultant represents and warrants that Consultant is under no restrictions or prohibition, whether contractual or otherwise, with respect to its rights to execute this Agreement and perform his obligations hereunder. Company represents and warrants that the issuance of the shares and this agreement has been duly authorized by its board of directors, that the shares when issued will be validly issued, fully paid and non-assessable. that this agreement, including the registration rights provisions are not in conflict with any other agreement or its charter or bylaws.

          8.2 Assignment. Except as otherwise provided, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. The rights and obligations of Consultant hereunder shall be subject to transfer, assignment or delegation by Consultant as set forth in paragraph 2.

          8.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings with respect thereto. No representation, promise, inducement or statement of intention has been made by any party hereto that is not embodied herein and

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     no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

          8.4 Waiver. No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power or remedy hereunder or the performance of any obligation of the other party hereto; and no single or partial exercise by either party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy by such party.

          8.5 Notice. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given (a) upon receipt, if given by personal delivery, (b) upon confirmation of delivery, if given by electronic facsimile, or (c) upon the third business day following mailing, if deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Company:             WARP TECHNOLOGY HOLDINGS, INC.
                                             535 West 34th Street, Suite 511
                                             New York, NY 10001
                                             Attn: Malcolm Coster,
                                             Chairman and CEO



                  If to Consultant:          Steven Antebi
                                             10550 Fontenelle Way
                                             Los Angeles, California 90077


Either party may change its address or fax number by providing notice of such change to the other party in accordance herewith.

          8.6 Controlling Law. This Agreement shall be interpreted and enforced under the internal laws of the State of California, as if made and to be fully performed therein. Any suit hereunder shall be brought in the courts of California.

          8.7 Construction. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

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          8.8 Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court or arbitration panel of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

          8.9 Modification. This Agreement may be modified, amended, superseded or canceled, and any part of the terms, covenants, representations, warranties or conditions of the Agreement may be waived, only by a written document executed by the party or parties to be bound by any such modification, amendment, cancellation or waiver.

          8.10 Counterparts. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          8.11 Effect of Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

          8.12 Cumulative Remedies. Each and all of the rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and none of them shall be exclusive of any other right or remedy; and the exercise of any one of such rights or remedies shall not be deemed a waiver or an election not to exercise any other such right or remedy.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            "Company"

                                            WARP TECHNOLOGY HOLDINGS, INC.

                                            By:
                                                ---------------------------




                                            "Consultant"



                                            -------------------------------

                                            Steven Antebi






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